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                                                                   Exhibit 14(a)
                                                                   ------------





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (File No. 333-13573) of our report dated February 15, 1996, on our audits of the financial statements and financial highlights of NASL Series Trust, for the year ended December 31, 1995, which are incorporated by reference in the Registration Statement. We also consent to the reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 of our report dated February 15, 1996, on our audit of the financial statements and financial highlights of NASL Series Trust--Money Market Trust, for the year ended December 31, 1995. We also consent to the reference to our Firm under the captions "Financial Statements and Experts" and "Independent Accountants" in Parts A and B of the Registration Statement, respectively.



                                       /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 5, 1996